EXHIBIT 10.9

STOCKHOLDERS AGREEMENT

This STOCKHOLDERS AGREEMENT dated as of June 4, 2004 (this “Agreement”) is made and entered into by and among Multi-Fineline Electronix, Inc., a Delaware corporation (including its predecessor entity, Multi-Fineline Electronix, Inc., a California corporation, the “Company”), WBL Corporation Limited, a corporation organized under the laws of Singapore (“WBL”), Wearnes Technology Pte. Ltd., a corporation organized under the laws of Singapore (“WT”), and United Wearnes Technology Pte. Ltd., a corporation organized under the laws of Singapore (“UWT”) (each of WBL, WT and UWT, a “WBL Entity,” and collectively the “WBL Entities”). Capitalized but undefined terms shall have the meaning ascribed to such terms in Article I below.

WHEREAS, WT and UWT (collectively, the “Stockholders”) Beneficially Own the number of shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), listed next to such Stockholder’s name on Schedule I attached hereto; and

WHEREAS, the WBL Entities and the Company wish to provide for (i) representation on the Board for the WBL Entities, (ii) certain restrictions on the acquisition of Common Stock by the WBL Entities and certain of their Affiliates and (iii) certain other arrangements pertaining to the Company’s business and operations, all as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Except as otherwise specifically indicated, the following terms have the following meanings for all purposes of this Agreement:

“Affiliate” means any Person that directly or indirectly through one or more intermediaries is Controlled by any of the WBL Entities.

A Person shall be deemed to “Beneficially Own” all Voting Stock as to which such Person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares (i) voting power which includes the power to vote or to direct the voting of such security or (ii) investment power which includes the power to dispose or to direct the disposition of such security.

“Board” means the Board of Directors of the Company.

“Bylaws” means the Bylaws of the Company, as the same may be amended and restated from time to time.

“Certificate of Incorporation” means the Certificate of Incorporation of the Company, as the same may be amended and restated from time to time.

“Commission” means the U.S. Securities and Exchange Commission.

“Controlled by” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

“Governmental or Regulatory Authority” means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision, or any stock exchange or market in which the Common Stock is listed or quoted, as applicable, for trading or traded.

“Independent Director” shall have the meaning then assigned to such term under the then current rules and regulations of the Commission and the primary stock exchange, stock market or quotation system on which the Voting Stock of the Company is then listed or quoted, as applicable.

“Person” means any individual, corporation, partnership, unincorporated association or other entity.

“Voting Stock” means, with respect to a corporation, stock of any class or securities entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity.

ARTICLE II

COMPOSITION OF BOARD OF DIRECTORS

During the term of this Agreement, the WBL Entities shall be entitled to designate for consideration by the Nominating and Corporate Governance Committee of the Board (or such other committee of the Board that is then responsible for nominating candidates for election to the Board), for election as members of the Board, one-third (1/3) of the number of directors then authorized to serve on the Board (with such number being rounded down in the event that the authorized number of directors on the Board divided by three (3) results in a fraction) (the “Wearnes Designees”). For the avoidance of doubt, in the event that the Board is comprised of seven (7) authorized directors, the WBL Entities shall be entitled to designate two (2) Wearnes Designees for election to the Board; in the event that the Board is comprised of eight (8) authorized directors, the WBL Entities shall be entitled to designate two (2) Wearnes Designees for election to the Board; in the event that the Board is comprised of nine (9) authorized directors, the WBL Entities shall be entitled to designate three (3) Wearnes Designees for election to the Board.

ARTICLE III

STANDSTILL AGREEMENT

Without the prior written consent of the Board (which approval must include the approval of a majority of the Independent Directors then serving on the Board), none of the WBL Entities or their respective Affiliates shall acquire Beneficial Ownership of any shares of Voting Stock of the Company in excess of the number of shares of Voting Stock of the Company Beneficially Owned by such Persons as of April 15, 2004 (for avoidance of doubt, as of April 15, 2004, WT owned Eleven Million Eight Hundred Seventeen Thousand Forty-Five (11,817,045) shares of Voting Stock, UWT owned Three Million (3,000,000) shares of Voting Stock and WBL owned zero (0) shares of Voting Stock); provided, however, that this Article III shall not restrict Affiliates of any of the WBL Entities who are individuals, or any benefit plan that is maintained for employees of any of the WBL Entities, from acquiring outstanding Voting Stock of the Company solely for purposes of investment and not with the purpose of influencing the voting, control or management of the Company; provided, further, that this provision shall not be construed to preclude any WBL Entity or Affiliate thereof from acquiring Voting Stock as a result of a stock dividend, stock split, distribution or other recapitalization by the Company pursuant to which shares of Voting Stock are issued to all holders of Voting Stock on a pro rata basis.

ARTICLE IV

ABSENCE OF RESTRICTIVE COVENANTS

From April 6, 2004 until the termination of this Agreement, none of the WBL Entities nor any of their respective Affiliates shall enter into, approve or otherwise agree to any covenant, restriction or other agreement, other than that are imposed by law or regulatory bodies, that directly or indirectly imposes any restriction on the operation of the Company’s business (including, without limitation, borrowing practices or policies or capital raising activities), financial condition or results of operations without the approval of the Board, which approval includes a majority of the Independent Directors then serving on the Board; provided, however, that in no event shall the WBL Entities be deemed to be in default under this Agreement by reason of any restriction existing prior to April 6, 2004 in connection with the transactions and arrangements described on Schedule II hereto (the “Existing Matters”) that are continuing following the date of this Agreement (provided that the WBL Entities shall not modify any of the Existing Matters in any manner so as to affect the Company adversely).

ARTICLE V

During the term of this Agreement, none of the WBL Entities nor any of their respective Affiliates shall vote any of their shares of Voting Stock with respect to any proposal to amend Section 3.4 of the Company’s Amended and Restated Bylaws to eliminate the requirement that the Company use its commercially reasonable efforts to provide that a majority of the members of the Board qualify as Independent Directors.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE WBL ENTITIES

Each WBL Entity hereby represents and warrants to the Company as follows:

6.1 Authority. This Agreement has been duly and validly executed and delivered by each WBL Entity and constitutes a legal, valid and binding obligation of such WBL Entity enforceable against such WBL Entity in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

6.2 No Conflicts. The execution and delivery by each WBL Entity of this Agreement do not, and the performance by each WBL Entity of such WBL Entity’s obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

(a) Conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Memorandum or Articles of Association of such WBL Entity;

(b) Conflict with or result in a violation or breach of any term or provision of any law, statute, rule or regulation or any order, judgment or decree of any Governmental or Regulatory Authority applicable to such WBL Entity or any of such WBL Entity’s properties or assets; or

(c) (i) Conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require such WBL Entity to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of or (iv) result in the creation or imposition of any lien upon any of such WBL Entity’s properties or assets under, any material contract, agreement, plan, permit or license to which such WBL Entity is a party.

6.3 Governmental Approvals and Filings. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of any WBL Entity is required in connection with the execution and delivery of this Agreement, other than the filing with the Commission.

6.4 Shares Beneficially Owned. Except for the shares of Common Stock listed on Schedule I hereto, none of the WBL Entities nor any of their respective Affiliates Beneficially Own any shares of Voting Stock of the Company.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the WBL Entities as follows:

7.1 Authority. The execution and delivery by the Company of this Agreement, and the performance by the Company of its obligations hereunder, have been duly and validly authorized by the Board, no other corporate action on the part of the Company or its stockholders being necessary. This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

7.2 No Conflicts. The execution and delivery by the Company of this Agreement do not, and the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

(a) Conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Certificate of Incorporation or Bylaws;

(b) Conflict with or result in a violation or breach of any term or provision of any law, statute, rule or regulation or any order, judgment or decree of any Governmental or Regulatory Authority applicable to the Company or any of its properties or asset; or

(c) (i) Conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require the Company to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of or (iv) result in the creation or imposition of any lien upon the Company or any of its properties or assets under, any contract, agreement, plan, permit or license to which the Company is a party.

7.3 Governmental Approvals and Filings. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of the Company is required in connection with the execution and delivery of this Agreement, other than the filing with the Commission.

ARTICLE VIII

GENERAL PROVISIONS

8.1 Term. This Agreement shall terminate immediately, and without any further action by any of the parties, at such time as the WBL Entities in the aggregate Beneficially Own less than one-third (1/3) of the Voting Stock of the Company then outstanding.

8.2 Legends. The Company shall not place any legend on the shares of Voting Stock held by the WBL Entities with respect to the provisions of this Agreement.

8.3 Amendment and Waiver. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

8.4 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered (i) personally, (ii) by courier, (iii) by facsimile transmission (with receipt confirmed) or (iv) mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

If to any of the WBL Entities, to:

WBL Corporation Limited

65 Chulia Street #31-00

OCBC Centre

Singapore 049513

Facsimile: (65) 6534-1443

Attn: Kevin Lew

To the Company:

Multi-Fineline Electronix, Inc.

3140 E. Coronado Street, Suite A

Anaheim, California 92806

Facsimile: (714) 238-1487

Attn: Philip A. Harding

with a copy to:

Pillsbury Winthrop LLP

50 Fremont Street

San Francisco, California 94105

Facsimile: (415) 983-1200

Attn: Stanton D. Wong, Esq.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 8.4, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section 8.4, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

8.5 Entire Agreement. This Agreement supersedes all prior discussions and agreements among the parties hereto with respect to the subject matter hereof, and contains the sole and entire agreement among the parties hereto with respect to the subject matter hereof.

8.6 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.

8.7 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any parties hereto without the prior written consent of the other party hereto and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns and legal representatives.

8.8 Specific Performance; Legal Fees. The parties acknowledge that money damages are not an adequate remedy for violations of any provision of this Agreement and that any party may, in such party’s sole discretion, apply to a court of competent jurisdiction for specific performance for injunctive or such other relief as such court may deem just and proper in order to enforce any such provision or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

8.9 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

8.10 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the intended rights of any party hereto under this Agreement will not be forfeited in any material respect as a result thereof, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

8.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to a contract executed and performed in such state, without giving effect to the conflicts of laws principles thereof.

8.12 Consent to Jurisdiction and Service of Process. Each party hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the District of Delaware or any court of the State of Delaware in any action, suit or proceeding arising in connection with this Agreement, agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein to the extent permitted by law), and agrees to delivery of service of process by any of the methods by which notices may be given pursuant to Section 8.4, with such service being deemed given as provided in such Section 8.4; provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 8.12 and shall not be deemed to be a general submission to the jurisdiction of said courts or in the State of Delaware other than for such purpose. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the other in any other jurisdiction.

8.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, each party hereto has signed this Agreement, or caused this Agreement to be signed on its behalf, as of the date first above written.

MULTI-FINELINE ELECTRONIX, INC.

By: /s/ Philip A. Harding

Name: Philip A. Harding

Title: Chief Executive Officer

WBL CORPORATION LIMITED

By: /s/ Kevin Lew

Name: Kevin Lew

Title: Group General Manager (Finance)

WEARNES TECHNOLOGY PTE. LTD.

By: /s/ Lim Huat Seng

Name: Lim Huat Seng, Ph.D.

Title: Group General Manager

UNITED WEARNES TECHNOLOGY PTE. LTD.

By: /s/ Kevin Lew

Name: Kevin Lew

Title: Group General Manager (Finance)

SCHEDULE I

Shares of Common Stock Beneficially Owned by the Stockholders

Stockholder	Number

WBL Corporation Limited	0

Wearnes Technology Pte. Ltd.	11,817,045

United Wearnes Technology Pte. Ltd.	3,000,000

SCHEDULE II

Trust Deed dated as of June 1, 2002, by and between WBL Corporation and British and Malayan Trustees Limited, as trustee thereunder)